EXHIBIT 21.1

Subsidiaries of Boston Properties, Inc. As of February 18, 2004

101 Carnegie Center Associates
17M Associates
206 Associates Limited Partnership
210 Associates Limited Partnership
211 Associates Limited Partnership
30 Shattuck Road LLC
500 Series, LLC
90 Church Street Limited Partnership
Big Apple Associates Limited Partnership
Boston Properties Limited Partnership
Boston Properties LLC
Boston Properties Management, Inc.
Boston Properties TRS, Inc.
BP 111 Huntington Ave LLC
BP 1330 Connecticut Avenue LLC
BP 1333 New Hampshire Avenue LLC
BP 140 Kendrick Street LLC
BP 140 Kendrick Street Property LLC
BP 20 F Street Limited Partnership
BP 201 Spring Street LLC
BP 280 Park Avenue LLC
BP 280 Park Avenue Manager Corp.
BP 280 Park Avenue Mezzanine LLC
BP 399 Park Avenue LLC
BP 45th Associates LLC
BP 8th Avenue Associates LLC
BP Almaden Associates LLC
BP Belvidere LLC
BP Boylston Residential LLC
BP Crane Meadow, L.L.C.
BP EC West LLC
BP EC1 Holdings LLC
BP EC2 Holdings LLC
BP EC3 Holdings LLC
BP EC4 Holdings LLC
BP Fourth Avenue, L.L.C.
BP Gateway Center LLC
BP Hotel LLC
BP II LLC
BP III LLC
BP Lending LLC
BP Lex LLC
BP Management, L.P.
BP OFR LLC
BP Prucenter Acquisition LLC
BP Prucenter Development LLC
BP Realty New Jersey LLC
BP Reston Eastgate LLC
BP Supermarket LLC
BP Weston Quarry LLC
BP/CG Member I LLC
BP/CG Member II LLC
BP/CG Member III LLC
BP/CGCenter Acquisition Co. LLC
BP/CGCenter I LLC
BP/CGCenter II LLC
BP/CGCenter MM LLC
BP/CGCenter MM2 LLC

BP/CRF 265 Franklin Street Holdings LLC
BP/CRF 265 Franklin Street LLC
BP/CRF 265 Franklin Street Manager Corp.
BP/CRF 265 Franklin Street Mezzanine LLC
BP/CRF 901 New York Avenue LLC
BP/DC Properties, Inc.
BP/DC REIT LLC
Cambridge Center West Associates Limited Partnership
Cambridge Group LLC
Carnegie 214 Associates Limited Partnership
Carnegie 504 Associates
Carnegie 506 Associates
Carnegie 508 Associates
Carnegie 510 Associates, L.L.C.
Carnegie Center Associates
CRF Met Square LLC
Decoverly Five Limited Partnership
Decoverly Four Limited Partnership
Decoverly Seven Limited Partnership
Decoverly Six Limited Partnership
Decoverly Two Limited Partnership
Democracy Associates Limited Partnership
Democracy Financing, LLC
Discovery Square, L.L.C.
East Pratt Street Associates Limited Partnership
Embarcadero Center Associates
Embarcadero Center, Inc.
Four Embarcadero Center Venture
Gateway Center LLC
HarborPlace Boston LLC
IXP, Inc.
Jones Road Development Associates LLC
Lexreal Associates Limited Partnership
LKE BP Fourth Avenue Limited Partnership
Market Square North Associates Limited Partnership
MGA Virginia 85-1 Limited Partnership
MGA Virginia 86-1 Limited Partnership
MGA Virginia 86-2 Limited Partnership
Montgomery Village Avenue Joint Venture Limited Partnership
New Dominion Technology Corp.
New Dominion Technology Park II LLC
New Dominion Technology Park LLC
New Jersey & H Street LLC
No. 1 Times Square Development LLC
No. 5 Times Square Development LLC
Ocean View Development Company Limited Partnership
One Embarcadero Center Venture
One Freedom Square, L.L.C.
Pratt Street Financing, LLC
Princeton 202 Associates Limited Partnership
Princeton Childcare Associates Limited Partnership
Reston Corporate Center Limited Partnership
Reston Town Center Office Park Phase One Limited Partnership
Reston VA 939, LLC
School Street Associates Limited Partnership
SCV Partners
Southwest Market Limited Partnership
Square 36 Office Joint Venture
Square 407 Limited Partnership
Stony Brook Associates LLC
The Double B Partnership

The Metropolitan Square Associates LLC
Three Embarcadero Center Venture
Tower Oaks Financing LLC
Two Freedom Square, L.L.C.
Washingtonian North Associates Limited Partnership